EXHIBIT 10 (i)

                          DESIGN/BUILD
                COST PLUS CONSTRUCTION CONTRACT
                              for
                        AULT INCORPORATED

                        TABLE OF CONTENTS

                          DESIGN/BUILD
                 COST PLUS CONSTRUCTION CONTRACT

      This Contract, made this 5th day of May, 1999, by and between RYAN COMPANIES US, INC., a Minnesota corporation (hereinafter called "Design/Builder"), and AULT INCORPORATED, a Minnesota corporation (hereinafter called "Owner");
      Witnesseth that, in consideration of the mutual covenants and agreements contained herein, Design/Builder and Owner hereby agree as follows:

     Article 1 - Scope of the Project
      Design/Builder shall furnish all of the labor, materials, equipment and all of the services necessary for the design of the site work and building shell and construction of the entire site work, shell building and interior improvements comprising an approximately 63,500 square foot office/manufacturing building and related improvements in accordance with the preliminary plans, outline specifications and any other materials described on Exhibit A and the final plans and specifications prepared therefrom (hereinafter referred to as the "Project" or the "Work"). The parties acknowledge and agree that Pope Associates ("Interior Architect") will design the interior improvements to the building which are not described in the materials set forth on Exhibit A hereto (the "Interior Improvements"). Design/Builder agrees to (a) provide access to the site for Interior Architect, (b) cooperate with Interior Architect in the design and drawings for the Project, and (c) coordinate and consult with Interior Architect during the construction of the Interior Improvements, which construction shall be completed by Design/Builder pursuant to this Contract. Both the design and construction of the Project shall be undertaken with a standard of care, skill and workmanship throughout, consistent with applicable industry standards in the area in which the Project is located. Within 30 days from the date hereof, Design/Builder shall submit to Owner for its approval final plans and specifications for the portion of the Work that it has design responsibility for, setting forth in detail the requirements for construction thereof. Such final plans and specifications shall be in substantial accordance with the documents described on Exhibit A and shall be prepared and certified by architects or engineers in their respective disciplines, selected by Design/Builder, who are licensed in the state where the Project is located. Design/Builder warrants that such final plans and specifications will comply with all applicable building codes, laws, ordinances and regulations in effect and enforced as of the date of this Contract, and with any and all encumbrances filed against the property as of the date of this Contract and which are anticipated to be filed in connection with the construction of the Project, including without limitation restrictions and covenants required by prior owners and/or the City of Brooklyn Park. Design/Builder's costs and expenses incurred in all such compliance shall be included in the Cost of the Work. Owner shall furnish to Design/Builder, in a timely manner, any necessary program or design information regarding Owner's needs or requirements for the Project and for any work to be performed by separate contractors working directly for Owner. Design/Builder shall be entitled to rely on the accuracy and completeness of such information in the design of the Project. Additional design services for space planning of moveable office work stations, design of custom furniture, selection of furnishings, artwork and accessories, and inventorying of existing furniture and equipment are not within the scope of the services to be provided by Design/Builder pursuant to this
Contract  and  must  be  separately contracted  for  in  writing.
Design/Builder's rates for such additional design services (performed by Design/Builder's personnel) are set forth in Exhibit C. When said final plans and specifications have been approved by Owner and Design/Builder, they shall be signed or otherwise approved in writing by their appointed representatives and shall supersede the preliminary plans, outline specifications and any other materials described on Exhibit A. Owner agrees that it will not unreasonably withhold its approval and will not act in any arbitrary or capricious manner with respect to approval of such final plans and specifications so long as the same are in substantial accordance with the documents set forth in Exhibit A. If final plans and specifications for the Project have not been approved by Owner and Design/Builder within 10 days after the first submittal thereof by Design/Builder, then either party may terminate this Contract by giving written notice thereof to the other party. In the event of such termination, whether by Owner or Design/Builder, Owner shall within 10 days thereafter pay to Design/Builder all costs (including Design/Builder's personnel costs at the rates set forth in Exhibit C and all out-of-pocket costs) which Design/Builder has incurred for its time and expense in developing the preliminary and proposed final plans and specifications. Such costs shall in no event exceed $140,000. Upon receipt of such payment, Design/Builder shall deliver to Owner uncertified copies of such proposed final plans and specifications. In addition, Owner shall pay Design/Builder for any other expenses incurred by Design/Builder that Owner has given Design/Builder written authorization to incur.
      Not later than June 1, 1999, Owner shall furnish to Design/Builder final plans and specifications for the Interior Improvements. Such final plans and specifications shall be prepared and certified by the Interior Architect and shall be consistent with the final plans and specifications furnished by Design/Builder.

     Article 2 - Time of Completion
      Design/Builder shall achieve Substantial Completion of the Project not later than August 30, 1999. Design/Builder will notify Owner by June 30, 1999 if it anticipates that Substantial Completion of the Project will not be achieved by August 20, 1999. However, if Design/Builder is delayed at any time in the progress of the Work by any act or neglect of Owner or of any agent or employee of Owner or of any separate contractor employed by Owner, failure to timely furnish the final plans and specifications for the Interior Improvements, changes ordered in the Work by Owner, labor disputes, fire or other casualty, unusual delay in deliveries, shortages or unavailability of fuel or materials, unusual weather, acts of God or public enemy, governmental action or non-action, or by any other cause beyond the control of Design/Builder, then the time by which Substantial Completion is to be achieved shall be extended by a period equal to such delay. Design/Builder shall not be entitled to a time extension for delays that are the result of Design/Builder's negligence. All claims for an extension of time shall be made in writing to Owner within 20 days after the occurrence of the cause of delay or shall be deemed waived, but in the case of a continuing cause of delay, only one claim shall be necessary. Substantial Completion shall be deemed to have been achieved when construction is sufficiently complete so that Owner can utilize the Project for the purpose for which it is intended and a certificate of occupancy (temporary or permanent) has been issued for the Project. Owner and Design/Builder shall execute a Certificate of Substantial Completion certifying such date as the Date of Substantial Completion. As of the Date of Substantial Completion, Owner shall assume full responsibility for all utilities, insurance, security, and all other operational aspects of the Project.

     Article 3 - Contract Sum
      Owner shall pay Design/Builder for the performance of this Contract, subject to additions and deductions as provided for herein, in current funds, the Contract Sum consisting of the Cost of the Work as defined in Article 8 plus the Design/Builder's Fee to be determined as follows:

     Design/Builder's Fee shall be $192,588.

     Article 4 - Guaranteed Maximum Price
     The sum of the Cost of the Work and the Design/Builder's Fee is guaranteed by Design/Builder not to exceed Three Million Six Hundred Eighty-four Thousand One Hundred and Forty-eight Dollars ($3,684,148), which includes a contingency in the amount of $78,288 (the "Contingency"), subject to additions and deductions by Change Order as provided in this Contract. Such maximum sum is referred to in this Contract as the Guaranteed Maximum Price. Such Guaranteed Maximum Price includes allowances for the Cost of the Work relating to (a) the Interior Improvements of $447,840,
(b) electrical power and lighting of $214,732, and (c) exterior signage of $7,500. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by Design/Builder without reimbursement by Owner. If the Cost of the Work plus the Design/Builder's Fee is less than the Guaranteed Maximum Price, the difference thereof (hereinafter referred to as the "Savings") shall be divided between Owner and Design/Builder as described in this Article 4. Provided that Design/Builder achieves Substantial Completion by August 20, 1999, Design/Builder shall receive, as additional Design/Builder's Fee, an amount equal to fifty percent (50%) of any amount remaining in the Contingency. All remaining Savings, including the other fifty percent (50%) of any remaining Contingency, shall accrue to Owner.

     Article 5 - Payment of Contract Sum
     (a)   Progress  Payments.   Owner  shall  make  payments  on
     account of the Contract Sum as follows:

          (i) Design/Builder shall submit to Owner, on or about the first day of each month, an Application for Payment for the value of the Work completed (including materials suitably stored on the site and a proportionate share of Design/Builder's Fee) based upon the Schedule of Values set forth in Exhibit B. If no Schedule of Values is attached hereto, Design/Builder shall submit one to Owner prior to its first Application for Payment.

          (ii) Upon receipt of each Application for Payment, Owner shall have the right to inspect the Project to confirm that Design/Builder's Application reflects the value of Work actually completed. If Owner discovers that the Work actually completed differs from that represented on the Application for Payment, or the Work is defective or does not comply with the requirements of this Contract, Owner may withhold such sums as it reasonably deems necessary in light of the Work actually completed until the Work is completed or the defect is remedied.

                (iii)   Within  20  days after  receipt  of  each
          Application for Payment, Owner shall pay to Design/Builder the entire amount thereof, subject to possible withholding as provided above, except that a retainage of 5% of the amount set forth in each Application for Payment shall be withheld. No payment to Design/Builder shall constitute an acceptance of any Work not in accordance with the requirements of this Contract.

          (iv) Upon receipt of each payment from Owner, Design/Builder shall deliver to Owner its lien waiver in the amount of such payment. Prior to receipt of the second and each succeeding payment, Design/Builder shall deliver to Owner lien waivers from its subcontractors and suppliers covered by the previous payment received from Owner. Design/Builder guarantees that title to all Work, materials and equipment covered by an Application for Payment, whether incorporated into the Project or not, will pass to Owner free and clear of all liens, claims, security interests and encumbrances upon the receipt of such payment by Design/Builder. Design/Builder agrees to pay its suppliers and subcontractors promptly after receipt of payment from Owner. Design/Builder shall cooperate with Owner's title insurance carrier, Old Republic National Title Insurance Company ("Title"), which will disburse all payments to Design/Builder pursuant to this Contract, such that Design Builder will provide any and all documentation reasonably and customarily provided under the circumstances.

     (b) Punchlist Work. Upon Substantial Completion of the Project by Design/Builder, Design/Builder, Interior
     Architect  and  Owner shall jointly inspect  the  Work.   If
     there remain "punch list" items to be completed, Design/Builder and Owner shall list such items and Design/Builder shall complete said items within 30 days thereof, unless Design/Builder is unable to complete such items due to weather conditions, unavailability of materials or other conditions beyond the control of Design/Builder, in which event Design/Builder shall diligently and expeditiously complete construction of any punchlist items as soon as possible and practicable under the circumstances.

     (c) Final Payment. The amount of the final payment shall be calculated as follows:

                (i) Take the sum of the Cost of the Work substantiated by the Design/Builder's final accounting and the Design/Builder's Fee plus Design/Builder's portion of the Savings; but not more than the Guaranteed Maximum Price. Subtract the aggregate of previous payments made by Owner. The remaining balance shall be paid to Design/Builder as its final payment. If the aggregate of previous payments made by Owner exceeds the amount due Design/Builder, Design/Builder shall pay the difference to Owner.

               (ii) Owner's accountants or other Owner designated representative will review and report in writing on Design/Builder's final accounting (which shall include all detail reasonably necessary for verification of the Cost of the Work) within 15 days after delivery of the final accounting to Owner by Design/Builder.

                (iii)      If Owner's accountants or other  Owner
          designated representative report the Cost of the Work as substantiated by Design/Builder's final accounting to be less than claimed by Design/Builder, Design/Builder shall be entitled to demand arbitration of the disputed amount. Such demand for arbitration shall be made by Design/Builder within 30 days after Design/Builder's receipt of notice from Owner. Failure to demand arbitration within this 30-day period shall result in the substantiated amount reported by Owner's accountants becoming binding on Design/Builder. Pending a final resolution by arbitration, Owner shall pay Design/Builder the undisputed amount.
                (iv) Subject to the provision of Clause 5(c)(iii)
          hereof, the unpaid balance of the Contract Sum, including all sums retained pursuant to Clause 5(a)(iii) hereof, shall be due and payable within 15 days after Design/Builder has submitted its final accounting. Final payment shall be made simultaneously with the furnishing of a lien waiver from Design/Builder and lien waivers from its subcontractors and suppliers for all sums paid to Design/Builder, as required by Title Owner may withhold a sum equal to 150% of the estimated cost of completing any unfinished Work. Thereafter, Owner shall pay to Design/Builder, on a monthly basis, the amount withheld for unfinished items as each item is completed. Acceptance of final payment by Design/Builder shall constitute a waiver of all claims against Owner. However, making final payment shall not constitute a release of claims that Owner may have against Design/Builder, except for claims or disputes that have been previously resolved.

    (d) Liens. Design/Builder shall, at all times, keep the Project free of liens arising out of the Work of this Contract for which Design/Builder has been paid. If any such liens are filed, Design/Builder shall, within 14 days after such filing, either,

          (i)  Satisfy such lien, or

          (ii) Post a bond in an amount equal to 150% of the amount of such lien.

     (e) Late Payment. In the event that any payment by Owner to Design/Builder is not paid when due, Owner shall pay interest on said unpaid amount from the date due to and including the date of payment at a variable rate equal to 2% per annum in excess of the rate of interest from time to time publicly announced by U.S. Bank National Association, Minneapolis, Minnesota, as its reference rate, or such lesser rate as may be the maximum rate permitted by law. Owner shall pay to Design/Builder all costs reasonably incurred by Design/Builder in the collection of amounts payable by Owner hereunder, including reasonable attorneys' fees.

     Article 6 - Bond
      Upon Owner's request at any time prior to commencement of construction, Design/Builder shall furnish a surety bond for its performance of this Contract and the payment of all obligations to subcontractors arising hereunder. If such bond is requested, the Guaranteed Maximum Price shall be increased by the full amount of the premium therefor.

     Article 7 - Changes in the Work
     (a) Owner, without invalidating this Contract, may request changes in the Work within the general scope of this Contract, consisting of additions, deletions, alterations or other modifications, with the Guaranteed Maximum Price and the time for Substantial Completion to be adjusted appropriately. All changes in the Work shall be made only pursuant to a written Change Order signed by Owner and
     Design/Builder setting forth any adjustment to the Guaranteed Maximum Price and time for Substantial Completion. If applicable, the adjustment to the Guaranteed Maximum Price shall be determined by application of the unit prices set forth in the specifications. Otherwise, the adjustment shall be agreed upon by Design/Builder and Owner before Design/Builder proceeds on any such changes, additions or alterations. Design/Builder's Fee shall not be increased until the total of all Change Orders exceeds ten percent (10%) of the total of (a) the total amount of the Cost of the Work as determined by Owner and Design/Builder following the acceptance of all Bids (pursuant to Article 11 of this Contract), less any total excess costs for allowance items, and (b) the Design/Builder's Fee in the amount described in Article 3 of this Contract. Thereafter, Design/Builder's Fee shall be increased by six percent (6%) of the estimated Cost of the Work pertaining to the change.

     (b) If, during the design process, Owner requests a substantial change to the design of the Project that Owner has previously approved or given Design/Builder direction to perform, the Guaranteed Maximum Price and Design/Builder's design fee set forth in Clause 8(g)(i) shall be increased by the amount of Design/Builder's additional design costs to perform such change. Design/Builder shall notify Owner of such costs and a Change Order shall be entered into prior to making such change.

     (c) If, after the final plans and specifications have been approved by Owner and Design/Builder, Owner requests Design/Builder to submit a proposal for a change in the Work and then elects not to proceed with the change, a Change Order shall be issued to reimburse Design/Builder for any costs incurred for design services for proposed revisions to the final plans and specifications.

     (d) The rates in Exhibit C shall apply to all changes that involve Design/Builder's design personnel.

     Article 8 - Costs to be Reimbursed
      The term Cost of the Work shall mean costs necessarily incurred by Design/Builder in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of Owner. The Cost of the Work shall include only the items set forth in this
Article 8.

          (a)   Design/Builder's Labor Costs.  (Excluding  Design
          Costs)

                 (i) Wages of construction workers directly employed by Design/Builder to perform the construction of the Work at the site or at off-site workshops.

                 (ii) Wages or salaries of Design/Builder's supervisory, safety and administrative personnel when stationed at the Project site.

                (iii)      Wages and salaries of Design/Builder's
          supervisory and administrative personnel stationed at Design/Builder's principal office as follows:

                              None

                 (iv) Wages and salaries of Design/Builder's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

                (v)  Costs paid or incurred by Design/Builder for
          taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, transportation costs, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work as provided above. The cost of Design/Builder's contributions for F.I.C.A. taxes, state unemployment taxes, federal unemployment taxes, worker's compensation insurance and general liability insurance shall be an amount equal to 39% the employee's taxable wages. Such amount shall only apply to Design/Builder's field labor force and does not apply to its project management or design personnel.

     (b) Subcontract Costs. Payments made by Design/Builder to subcontractors in accordance with the requirements of the subcontracts.

          (c) Costs of Materials and Equipment Incorporated in the Completed Construction.

               (i)  Costs, including transportation, of materials
          and    equipment   incorporated   in   the    completed
          construction.

               (ii) Costs of materials described in the preceding Clause 8(c)(i) in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to Owner at the completion of the Work or, at Owner's option, shall be sold by Design/Builder. Amounts realized, if any, from such sales shall be credited to Owner as a deduction from the Cost of the Work.

          (d)   Costs of Other Materials and Equipment, Temporary
          Facilities and Related Items

                   (i) Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by Design/Builder at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by Design/Builder. Cost for items previously used by Design/Builder shall mean fair market value. Traffic control costs.

                (ii)  Rental  charges  for temporary  facilities,
          machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by Design/Builder at the site, whether rented from Design/Builder or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. The rates for such equipment rented from Design/Builder shall not exceed 85% of current Associated Equipment Distributors (A.E.D.) rental rates.

          (iii)     Costs of removal of debris from the site.

                 (iv) Costs of telegrams and long-distance telephone calls, cellular phone charges, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

                 (v) Costs of temporary utilities (such as electricity, gas, sewer, water and other such items) utilized to construct the Project.

                (vi)  That  portion of the reasonable travel  and
          subsistence  expenses  of  Design/Builder's   personnel
          incurred   while  traveling  in  discharge  of   duties
          connected with the Work.

          (e)  Miscellaneous Costs

                (i) That portion of premiums for insurance and bonds directly and solely attributable to this Contract that Design/Builder is required to provide.

                (ii) Sales, use, gross receipts or similar taxes imposed by a governmental authority which are related to the Work and for which Design/Builder is liable.

                (iii) Fees and assessments for the building permit (including a park dedication fee of $13,560) and for other permits, licenses and inspections for which Design/Builder is required by this Contract to pay.

                (iv) Fees of testing laboratories for tests and inspections related to the Work.

                (v) Royalties and license fees paid for the use of a particular design, process or product required by Owner; the cost of defending suits or claims for infringement of patent rights arising from such requirements; payments made in accordance with legal judgments against Design/Builder resulting from such suits or claims and payments of settlements made with Owner's consent; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Design/Builder's Fee or of the Guaranteed Maximum Price, and provided that such royalties, fees and costs are not otherwise excluded by this Contract.

                 (vi)   Deposits  lost  for  causes  other   than
          Design/Builder's fault or negligence.

                (vii)      Any deductibles paid by Design/Builder
          as a result of casualty losses.

                (viii)    Other costs incurred in the performance
          of the Work if and to the extent approved in writing by Owner.

          (ix) Site preparation costs incurred prior to the date of this Contract in the amount of $101,903.

          (x)   A  fee to The Tegra Group, Inc. in the amount  of
          $144,000,   which  shall  be  paid  upon    Substantial
          Completion.

     (f) Emergencies. The Cost of the Work shall also include costs which are incurred by Design/Builder in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons or property.

     (g)  Design, Engineering and Other Professional Services

               (i) Design/Builder shall be paid a design fee of $137,760 to provide architectural, structural engineering, and civil engineering design services with Design/Builder's personnel. Such design fee shall be a reimbursable Cost of the Work and is not included in the Design/Builder's Fee.

               (ii) Costs paid to third parties by Design/Builder to provide soil investigation, surveying, environmental consulting and other professional services that are not performed by Design/Builder's personnel. The cost of the ALTA survey provided by Design/Builder in connection with its sale of the site to Owner will not be included in the Cost of the Work. Design/Builder will provide an as-built survey of the site and the Project upon completion of construction, and the cost thereof and of surveying services during construction will be included in the Cost of the Work.

               (iii)     Costs of travel of design professionals.

                (iv) Costs of reproduction of any drawings, specification, submittal or Contract document.

     Article 9 - Costs Not To Be Reimbursed.
     (a)  The Cost of the Work shall not include:

                 (i)    Salaries   and  other   compensation   of
          Design/Builder's      personnel      stationed       at
          Design/Builder's principal office or offices other than the site office, except as specifically provided in Clause 8(a)(iii) and Paragraph 8(g).

               (ii) Expenses of Design/Builder's principal office and offices other than the site office, except for long distance phone calls, reproduction costs, postage and courier services.

               (iii) Overhead and general expenses, except as may be expressly included in
               Article 8.

                (iv) Design/Builder's capital expenses, including interest on Design/Builder's capital employed for the Work.

                (v) Rental costs of machinery and equipment, except as provided in Clause 8(d)(ii).

           (vi) Any cost not specifically and expressly described in Article 8.

                 (vii)      Taxes  levied  and  assessed  against
          Design/Builder for property, materials or equipment belonging to Design/Builder.

           (viii)     Costs  which  would  cause  the  Guaranteed
     Maximum Price to be exceeded.


     Article 10 - Discounts, Rebates and Refunds.
      (a) Cash discounts obtained on payments made by Design/Builder shall accrue to Owner if (1) before making the payment, Design/Builder included them in an Application for Payment and received payment therefor from Owner, or (2) Owner has deposited funds with Design/Builder with which to make payments; otherwise, cash discounts shall accrue to Design/Builder. Design/Builder shall notify Owner of the availability of such cash discounts. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to Owner, and Design/Builder shall make provisions so that they can be secured.

      (b) Amounts which accrue to Owner in accordance with the provisions of Paragraph 10(a) shall be credited to Owner as a deduction from the Cost of the Work.

     Article 11 - Subcontracts and Other Agreements.
       (a) Portions of the Work may be performed under subcontracts or by other appropriate agreements with Design/Builder. Unless Owner reasonably determines that three
(3) bids are not necessary, Design/Builder shall obtain three (3) competitive bids (including bids from in-house trades) from subcontractors and suppliers of materials or equipment fabricated especially for the Project (the "Bids") and shall review such Bids with Owner. Owner and Design/Builder will then jointly determine which Bids will be accepted. Owner may designate specific persons or entities from whom Design/Builder shall obtain bids; however, if a Guaranteed Maximum Price has been established, Owner may not prohibit Design/Builder from obtaining bids from others. Design/Builder shall not be required to contract with anyone to whom Design/Builder has reasonable objection.

      (b) If a Guaranteed Maximum Price has been established and a specific bidder among those whose Bids are delivered by Design/Builder to Owner (1) is recommended to Owner by Design/Builder; (2) is qualified to perform that portion of the
Work; and (3) has submitted a Bid which conforms to the requirements of this Contract without reservations or exceptions, but Owner requires that another Bid be accepted; then Design/Builder may require that a Change Order be issued to adjust the Guaranteed Maximum Price by difference between the Bid of the person or entity recommended to Owner by Design/Builder and the amount of the subcontract or other agreement actually signed with the person or entity designated by Owner.

     Article 12 - Accounting Records.
      Design/Builder shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to Owner. Owner and Owner's accountants shall be afforded access to Design/Builder's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and Design/Builder shall preserve these for a period of three (3) years after Substantial Completion of the Project, or for such longer period as may be required by law.

     Article 13 - Correction of the Work.
      (a)   Rejected work.  Design/Builder shall promptly correct
Work rejected by Owner that does not conform to the requirements of this Contract.

     (b) Warranty Period. If, within one year after the Date of Substantial Completion of the Project, or within such longer period of time as may be prescribed by law or by the terms of any applicable special warranty contained in the specifications, any of the Work is found to be defective due to faulty workmanship or materials or not in accordance with the requirements of this
Contract,   and   if,   within   such   period   Owner   notifies
Design/Builder thereof in writing, then Design/Builder shall promptly and expeditiously correct the same as soon as possible and practicable under the circumstances after receipt of such
notice.    Owner  shall  notify  Design/Builder  promptly   after
discovery of the condition. Establishment of this one year warranty period relates only to the specific obligation of Design/Builder to correct the Work, and shall in no way affect the time within which Design/Builder's obligation to comply with the requirements of this Contract may sought to be enforced. Prior to the expiration of this warranty period, representatives of Owner and Design/Builder shall inspect the Project, jointly determine if any Work does not conform to the requirements of this Contract, and Design/Builder shall promptly correct such non-conforming Work, provided that such non-conforming Work is not the result of abuse, neglect or improper or inadequate care and maintenance by Owner.

     Article 14 - Insurance.
      (a) Design/Builder's Liability Insurance. Design/Builder shall purchase and maintain such insurance as will protect it (and, where stated, Owner) from the claims set forth below which may arise out of the performance of this Contract, whether such performance be by Design/Builder or by any subcontractor of Design/Builder or by anyone directly or indirectly employed by any of them or by anyone for whose acts any of them may be liable:

     (i) Worker's Compensation and Employer's Liability insurance for claims under workers' compensation, disability benefit and other similar employee benefit acts, in the amounts required by law and claims for damages arising out of bodily injury, occupational sickness or disease, or death of its employees, in the amounts specified below:

                    Insurance                Limits
               Worker's Compensation              Statutory
               Employer's Liability                    $1,000,000

     (ii) Commercial General Liability insurance for claims for damages arising out of bodily injury, sickness or disease, personal injury, or death of any person other than its employees, and for damages arising out of injury to or destruction of tangible property (other than the Project), in the amount of $5,000,000 (including umbrella coverage) per occurrence. Owner shall be named as an additional insured under such liability insurance policy to the extent of any liability arising out of Design/Builder's Work. Such insurance policy shall include premises operations
     (including explosion, collapse and underground coverage), elevators (if applicable), independent contractors, completed operations (for not less than one year after the Date of Substantial Completion) and broad form property damage coverage.

     (iii) Automobile Liability insurance for claims for damages for bodily injury or death of a person or property damage arising out of the ownership, maintenance or use of all owned, hired and non-owned motor vehicles. The combined single liability limit for bodily injury and property damage shall be $5,000,000 (including umbrella coverage) per occurrence.

Certificates of such insurance, showing such coverages to be in force, shall be furnished to Owner prior to commencement of construction.

      (b) Casualty Insurance. Design/Builder shall purchase and maintain, until the Date of Substantial Completion, "all-risk" builder's risk insurance covering the Project in an amount not less than $3,227,000, and with a deductible amount not to exceed $10,000. Design/Builder shall be responsible to pay any such deductibles, which shall be considered a Cost of the Work under this Contract. Such insurance shall be provided on a non-reporting, completed value basis. Owner and Design/Builder's subcontractors and suppliers shall be named as additional insureds under such policy. Any insured loss under such policy shall be adjusted with Owner and Design/Builder and made payable to both Owner and Design/Builder (subject to any applicable mortgagee clause) as trustee for the insureds, as their interests may appear. A certificate of insurance showing such coverage to be in force shall be furnished to Owner prior to commencement of construction.

      (c) Waiver of Subrogation. Owner and Design/Builder waive all rights against each other, and against their respective agents, employees and subcontractors, for damages caused by perils covered by the insurance to be maintained pursuant to Paragraph 14(b) hereof, except such rights as they may have to the proceeds of such insurance. If the policy of insurance to be provided pursuant to Paragraph 14(b) hereof requires an endorsement for continued coverage where there is a waiver of subrogation, the party providing such insurance shall cause such policy to be so endorsed.

       (d) Notice of Cancellation. All insurance policies provided by either party to this Contract shall contain a provision requiring the insurer to give a minimum of 30 days advance written notice to the other party of cancellation, non-renewal or modification of the terms of the policy.

     Article 15 - Termination of the Contract.
      (a) Termination by Design/Builder. If construction on the Project is stopped (through no fault of Design/Builder) for a period of 30 days under order of any court or other public authority having jurisdiction, or as a result of any governmental act such as a declaration of national emergency making fuels or materials unavailable, or if Owner wrongfully fails to make any payment to Design/Builder within 20 days after Design/Builder gives Owner written notice of such non-payment and Owner has failed to cure such default (or to provide reasonable security for such payment if such payment is disputed by Owner), Design/Builder may stop construction and terminate this Contract and recover from Owner payment for all Cost of the Work incurred by Design/Builder, all of Design/Builder's Fee and such other damages under subcontracts as Design/Builder may sustain by reason thereof. If the termination is caused by anything other than a default by Owner, Design/Builder may recover all of the above except that Design/Builder shall only be entitled to receive the proportionate share of its Fee based upon the Cost of the Work incurred.

      (b) Termination by Owner. If Design/Builder fails to diligently proceed with the Work, materially breaches this Contract, is adjudged a bankrupt, or if it makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of its insolvency, or if it persistently or repeatedly refuses or fails, except in cases for which extension of time is provided, to supply enough properly skilled workers or proper materials, or if it fails to make prompt payment to subcontractors or for materials or labor, or disregards laws, ordinances, rules, regulations or orders of any public authority having jurisdiction, Owner may, without prejudice to any right or remedy and after giving Design/Builder and its surety, if any, 10 days' written notice (during which time the failure is not cured), terminate this Contract and take possession of the site and of all materials, equipment, tools, construction equipment and machinery thereon owned by Design/Builder and may finish the Project by whatever method it may deem expedient. In such case Design/Builder shall not be entitled to receive any further payment. If Owner's costs to complete the Project exceed the difference between what Owner has paid to Design/Builder and the Guaranteed Maximum Price, Design/Builder shall immediately upon demand pay the difference to Owner. This obligation for payment shall survive the termination of this Contract. If Owner so terminates this Contract, Design/Builder shall, upon Owner's request, immediately assign all design agreements, subcontracts and purchase orders to Owner so that Owner may expeditiously complete the Project. Design/Builder shall also immediately provide to Owner all drawings, plans, specifications and accountings to allow Owner to complete the Work.

      (c) Termination for Convenience. Owner may, at any time and in its sole discretion, terminate this Contract at its convenience. Should Owner so terminate this Contract, Owner shall pay to Design/Builder all amounts due pursuant to Paragraph 15(a) hereof, including Design/Builder's Fee and such other damages under subcontracts as Design/Builder may sustain.

     Article 16 - Miscellaneous Provisions.
      (a) Owner and Design/Builder Representatives. Owner and Design/Builder shall each appoint a representative with full authority to act on behalf of each party. Owner's representative shall be Carlos Montague and Design/Builder's representative shall be Frank Zelley. Communication between the parties shall, whenever possible, be accomplished by the above representatives.

      (b) Ownership of Plans. The drawings, specifications and other design documents prepared by Design/Builder or its design consultants pursuant to this Contract are the property of Design/Builder or its design consultants and Design/Builder or its design consultants shall retain all common law, statutory and other reserved rights including the copyright thereto, except as specifically set forth in Article 15. However, Owner shall have a royalty-free license to reproduce, distribute and otherwise use such drawings, specifications and other design documents for additions to or remodeling of the Project, provided that Owner shall indemnify, defend and hold harmless Design/Builder and its design consultants for any claims and liabilities arising from such use thereof.

      (c) Survey and Easements. Design/Builder has furnished a current ALTA/ACSM land title survey of the Project site showing the boundaries, dimensions and topography thereof and the location of all utilities, easements and other restrictions. Design/Builder has obtained all easements necessary for access to the Project site, including easements for installation and maintenance of utilities.

        (d) Supervision and Construction Procedures. Design/Builder shall supervise and direct the Project and shall be solely responsible for all construction means, methods, techniques, sequences and procedures, and for coordinating all portions of the Work under this Contract. Design/Builder shall employ a competent superintendent who shall be stationed at the Project site during the progress of the Work. Design/Builder shall be responsible to Owner for the acts and omissions of all of its employees and all subcontractors of Design/Builder and their agents and employees. Design/Builder shall at all times enforce strict discipline and good order among its employees and other persons carrying out the Work, and shall not employ on the Project any unfit person or anyone not skilled in the assigned task.

     (e) Labor and Materials. Unless otherwise provided in this Contract, all materials used in the Project shall be new. Design/Builder shall provide and pay for all labor, services, materials, equipment, tools, machinery, utilities, transportation and other facilities and services necessary for the proper execution and completion of the Work.

      (f) Quality Assurance and Testing. Design/Builder shall establish and implement a written quality assurance and testing program that is appropriate for the Project. Owner shall have the right to review such program and receive copies of any test reports, if requested. Owner shall have the right, at Owner's expense, to perform any additional testing or inspection that it deems necessary. If such additional testing reveals the presence of substandard, defective or non-conforming Work, Design/Builder shall pay the cost of such testing.
      (g) Taxes, Permits and Fees and Bonds. Design/Builder shall pay all sales, consumer, gross receipts, use and other similar taxes required by law and imposed, as of the date of this Contract, upon the labor and materials provided by Design/Builder or any of its subcontractors. Design/Builder shall be entitled to an increase in the Guaranteed Maximum Price to the extent that an increase in the aggregate of such taxes payable by Design/Builder hereunder results from any change in the laws, enacted after the date of this Contract, creating or modifying such taxes. Design/Builder shall secure and pay for the building permit and all other governmental permits (except zoning, land use permits and fees, and acreage assessment charges), licenses and inspections necessary for the proper execution and completion of the Work, including utility availability and hook-up charges, which are legally required as of the date of this Contract. Design/Builder shall not be required to pay any special assessment charges for public improvements and other municipal charges for the payment of capital improvements. Owner shall be responsible for all permits, licenses and fees relating to the operation or use (as opposed to the construction) of the Project, including (but not limited to) storm water discharge permits for the operation of the facility, air emission permits and indirect source permits. Owner shall provide any bonds, guarantees or other forms of security required by local governmental units having jurisdiction over the Project relating to on-site or off-site improvements.

      (h) Royalties and Patents. Design/Builder shall pay all royalties and license fees, and shall defend all suits or claims for infringement of any patent rights and save Owner harmless from loss on account thereof.

      (i) Concealed Conditions. Should there be discovered unknown physical conditions below the surface of the ground or concealed conditions in an existing structure, differing materially from those ordinarily encountered in work of the character provided for in this Contract or should the same be at variance with the conditions indicated in the plans and specifications for the Project, the time by which Substantial Completion is to be achieved shall be extended by the period of the delay resulting therefrom and the Guaranteed Maximum Price shall be increased by the amount of all costs incurred by Design/Builder by reason thereof, provided that a written claim therefor is submitted to Owner within 20 days after the first observance of the conditions by Design/Builder. Design/Builder has reviewed the subsurface exploration report prepared by GME Consultants, Inc., dated March 23, 1999 (the "Soils Report"), and relied on this information in designing the Project, establishing the Guaranteed Maximum Price and the time for Substantial Completion. Actual subsurface conditions that materially differ from those identified in the Soils Report, or from those which are reasonably inferable therefrom, shall constitute a concealed condition under this provision. Design/Builder acknowledges that it has familiarized itself with the Project site and taken what it believes to be a reasonable number of soil borings.
      (j) Cleaning Up. Design/Builder shall at all times keep the Project site free from accumulation of waste materials or rubbish caused by its operations. At Substantial Completion of the Project, Design/Builder shall remove all of its surplus materials, rubbish, tools, equipment and machinery from the Project site, and shall clean all glass surfaces and leave the Project in a "broom clean" condition. If Design/Builder fails to clean up at the completion of the Project, and such failure continues for 5 days after notice thereof to Design/Builder, Owner may perform such clean up and the cost thereof shall be deducted from the Guaranteed Maximum Price.

      (k)   Access.  Owner and its representatives shall  at  all
times have access to the Project, and Design/Builder shall permit
and   facilitate  inspections  of  the  Work  by  Owner  and  its representatives.

      (l) Work by Owner. Owner shall have the right to perform work related to the Project with its own forces and to award separate contracts therefor, provided such work does not interfere with the Work of Design/Builder. Owner shall not award contracts to any contractor who is not signatory to a collective bargaining agreement with a local AFL-CIO Building Trades Union without the written approval of Design/Builder. Owner will provide for the coordination of such separate work with the Work of the Design/Builder, who shall cooperate therewith. Owner shall be responsible to provide all necessary insurance for the work of such contractors. Owner agrees to cause its employees and any such separate contractors to abide by all federal, state and local safety laws and regulations and to comply with Design/Builder's safety program for the Project.

      (m) Indemnification. To the fullest extent permitted by law, Design/Builder shall indemnify, defend and hold harmless Owner, its officers, directors, employees and agents, from and against all claims, suits, demands, damages, losses, liabilities and expenses, including reasonable attorneys' fees, arising out of or resulting from the performance of this Contract, provided that any such claim, damage, loss or expenses (i) is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Project itself), and (ii) is caused or alleged to be caused in whole or in part by any negligent or willful act or omission of Design/Builder, any subcontractor of Design/Builder, anyone directly or indirectly employed by any of them, or anyone for whose acts any of them may be liable. Owner shall notify Design/Builder of any claim under this indemnity promptly after Owner becomes aware of same, so as to avoid prejudice to Design/Builder; and Design/Builder shall have the right to defend in any action with respect to such claim with counsel reasonably acceptable to Owner.

      (n) Notices. All notices permitted or required by this Contract shall be in writing and shall be deemed to have been given when personally delivered to the respective persons whose name appears below or when deposited in the United States mails, certified or registered mail, postage prepaid and addressed as follows:

     If to Design/Builder:    Ryan Companies US, Inc.
                    700 International Centre
                    900 Second Avenue South
                    Minneapolis, Minnesota  55402
                    Attention: Timothy M. Gray

     If to Owner:        Ault Incorporated
                    7300 Boone Avenue North
                    Brooklyn Park, Minnesota 55428
                    Attention: Carlos Montague


Either party may change the address for mailing of notices to  it hereunder and/or the person to receive such notices by giving  10 days written notice thereof to the other party in the manner above provided.

      (o) Governing Law. This Contract shall be governed by and construed in accordance with the laws of the state of Minnesota.

      (p) Binding Effect and Assignment. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither party to this Contract shall assign any interest in this Contract without the written consent of the other party. No permitted assignment by either party, however, shall release it from primary liability for the performance of its obligations hereunder.

      (q) Hazardous Substances, Buried Tanks and Wells. Should any so-called "hazardous or toxic substances," buried tanks or wells, as defined and/or regulated by federal, state or local laws or regulations, be encountered in the performance of the Work, Design/Builder shall immediately cease work and notify Owner thereof. Owner shall promptly thereafter cause any such substances, tanks or wells to be removed in accordance with all applicable laws. Design/Builder shall not be required to resume construction until such substances, tanks or wells have been so removed; and Owner shall provide Design/Builder with written evidence of compliance with applicable laws in the removal of such substances, tanks or wells as Design/Builder may reasonably request. If the remediation of the hazardous substances, buried tanks or wells only affects a portion of the Project site, Design/Builder agrees to continue working on portions of the Project that are unaffected so long as such Work does not present a safety hazard to workers on the Project. The time by which Substantial Completion is to be achieved shall be extended by the period of delay resulting therefrom and the Guaranteed Maximum Price shall be increased by any additional costs reasonably incurred by Design/Builder due to such cessation and delay, except to the extent that Design/Builder knew of such conditions. If such substances, tanks or wells have not been removed as required herein within 30 days from the date of Design/Builder's notice to Owner, then Design/Builder may terminate this Contract by written notice to Owner and recover from Owner the amounts provided in Paragraph 15(a), unless Design/Builder knew of such conditions. Irrespective of whether or not this Contract shall have been so terminated by Design/Builder, unless Design/Builder knew of such conditions, Owner shall indemnify, defend and hold harmless Design/Builder and all of its employees and subcontractors from and against any and all liability, loss, cost and expense arising by reason of the presence of such hazardous substances, tanks or wells on the Project site, except such as may result from the gross negligence of Design/Builder or its subcontractors.

      (r)   Project Closeout.   Prior to receiving final payment,
Design/Builder shall furnish Owner with the following:

          (i)  One operation and maintenance manual;
                     (ii)  Three  sets of record  drawings  (blue
               prints)  for the entire Project, with accompanying
               CADD discs;
                (iii) Any special warranties or guarantees that Design/Builder secures;
                     (iv)  A project directory listing all names,
               addresses and phone numbers of Design/Builder's subcontractors who worked on the Project.

      (s) Entire Agreement. This Contract represents the entire and integrated agreement between Owner and Design/Builder pertaining to the Project, and supersedes all prior negotiations, representations or agreements, whether written or oral. This Contract may be amended only on a written instrument signed by both Owner and Design/Builder.

      (t) Allowances. Design/Builder shall include in the Guaranteed Maximum Price all allowances stated in the plans and specifications. Unless specified otherwise herein, each allowance shall include all of Design/Builder's costs (labor, installation costs, materials, equipment, subcontractor costs, taxes, freight, etc.) for that portion of the Project (but no Design/Builder Fee). Whenever the actual costs covered by the allowance are more or less than the allowance, the Guaranteed Maximum Price shall be adjusted accordingly by Change Order.

      (u) Addendum. The terms and provisions contained in any Addendum or Exhibit which is attached hereto are incorporated herein by reference and made a part of this Contract.
     Article 17 - Arbitration and Legal Costs.
      (a) Arbitration. All claims or disputes between the parties to this Contract arising out of or relating to this Contract, or the breach thereof, shall be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association then in effect, unless the parties hereafter agree otherwise. This provision shall be specifically enforceable in any court of competent jurisdiction. Notice of demand for arbitration shall be filed in writing with the other party to this Contract and with the American Arbitration Association. The demand shall be made within a reasonable time after the dispute has arisen or as otherwise required by this Contract. In no event shall the demand for arbitration be made after the date when the applicable statute of limitations would bar institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. All arbitration proceedings shall be conducted in Minneapolis, Minnesota, and prehearing discovery in the time and manner provided by the then effective Federal Rules of Civil Procedure shall be permitted. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction. Unless otherwise agreed in writing, Design/Builder shall carry on the Work and maintain its progress during any arbitration proceedings, and Owner shall continue to make payments to Design/Builder in accordance with the terms of this Contract except for the specific items that are in dispute.

      (b) Legal Costs. If either party hereto shall file for arbitration or bring suit against the other party to enforce the terms of this Contract, the losing party shall pay to the prevailing party that percentage of the prevailing party's costs and expenses incurred in such action, including reasonable attorney's fees, in an amount equal to the percentage that the value of the judgment or award received by the prevailing party bears to the total value of the judgment or award claimed by such party, but in no event more than one hundred percent (100%) of such costs and expenses, provided that the prevailing party has not rejected a bona fide written settlement offer from the other party in an amount greater than the amount of the judgment or award received, in which case the prevailing party shall be entitled to no reimbursement for its costs and expenses.
IN WITNESS WHEREOF, Design/Builder and Owner have executed this Contract as of the date first above written.

OWNER:                             DESIGN/BUILDER:
AULT INCORPORATED                  RYAN COMPANIES US, INC.


By:                                By:
(Signature)                             (Signature)


(Printed  Name and Title)                     (Printed  Name  and
Title)